The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2025

Citigroup Global Markets Holdings Inc.	February----, 2025 Medium-Term Senior Notes, Series N Pricing Supplement No. 2025-USNCH25874 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August   , 2025

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for periodic contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because, at maturity, you may receive significantly less than the stated principal amount of your securities and possibly nothing; and (iii) the securities may be automatically redeemed prior to maturity. Each of these risks will depend solely on the performance of the worst performing of the underlyings specified below.
▪	You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings. Although you will have downside exposure to the worst performing underlying, you will not receive dividends with respect to any underlying or participate in any appreciation of any underlying. If the final underlying value of the worst performing underlying is less than its final buffer value, you will lose more than 1% of the stated principal amount of your securities for every 1% by which the final underlying value of the worst performing underlying has declined beyond the buffer amount. Accordingly, the lower the final underlying value of the worst performing underlying, the less benefit you will receive from the buffer. There is no minimum payment at maturity.
▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.
KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:	Underlying	Initial underlying value*	Coupon barrier value**	Final buffer value**
	Consumer Discretionary Select Sector SPDR® Fund	$224.5992	$179.679	$179.679
	SPDR® S&P® Regional Banking ETF	$63.6417	$50.913	$50.913
	Technology Select Sector SPDR® Fund	$235.5622	$188.450	$188.450
*For each underlying, an intraday value on the strike date **For each underlying, 80.00% of its initial underlying value
Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Strike date:	February 12, 2025
Pricing date:	February , 2025 (expected to be February 18, 2025)
Issue date:	February , 2025 (expected to be February 21, 2025)
Interim valuation dates:	Expected to be March 18, 2025, April 21, 2025, May 19, 2025, June 18, 2025 and July 18, 2025, each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur. For the avoidance of doubt, each interim valuation date and the final valuation date is a “valuation date.”
Final valuation date:	Expected to be August 18, 2025, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	Unless earlier redeemed, August , 2025 (expected to be August 21, 2025), subject to postponement as described under “Additional Information” below
Contingent coupon payment dates:	For any interim valuation date, the third business day after such interim valuation date; and for the final valuation date, the maturity date
Contingent coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 0.8542% of the stated principal amount of the securities if and only if the relevant underlying value of the worst performing underlying with respect to the immediately preceding interim valuation date or the final valuation date, as applicable, is greater than or equal to its coupon barrier value. If the relevant underlying value of the worst performing underlying with respect to any interim valuation date or the final valuation date, as applicable, is less than its coupon barrier value, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each $1,000 stated principal amount security you then hold:

▪

If the final underlying value of the worst performing underlying with respect to the final valuation date is greater than or equal to its final buffer value: $1,000 plus the contingent coupon payment due at maturity

▪

If the final underlying value of the worst performing underlying with respect to the final valuation date is less than its final buffer value:

$1,000 + [$1,000 × the buffer rate × (the underlying return of the worst performing underlying + the buffer amount)]

If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying with respect to the final valuation date is less than its final buffer value, you will receive less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Buffer rate:	The initial underlying value of the worst performing underlying with respect to the final valuation date divided by its final buffer value, which is 125%
Final underlying value:	For each underlying, its closing value on the final valuation date
Relevant underlying value:	The relevant underlying value for each underlying means (i) with respect to any interim valuation date, its closing value on that interim valuation date, and (ii) with respect to the final valuation date, its final underlying value.
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer(3)
Per security:	$1,000.00	$2.50	$997.50
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $941.50 per security, which will be less than the issue price.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fiduciary accounts is $997.50 per security.

(3) CGMI will receive an underwriting fee of $2.50 for each security sold in this offering.  J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $2.50 for each security they sell in this offering to accounts other than fiduciary accounts.  CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-10 dated March 7, 2023	Underlying Supplement No. 11 dated March 7, 2023

Prospectus Supplement and Prospectus each dated March 7, 2023

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025
KEY TERMS (continued)
Underlying return:	For each underlying on any interim valuation date or with respect to the final valuation date, (i) its relevant underlying value with respect to that interim valuation date or the final valuation date minus its initial underlying value, divided by (ii) its initial underlying value
Worst performing underlying:	On any interim valuation date or with respect to the final valuation date, the underlying with the lowest underlying return determined as of that interim valuation date or the final valuation date
Automatic early redemption:	If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment.
Potential autocall dates:	The interim valuation dates scheduled to occur on April 21, 2025, May 19, 2025, June 18, 2025 and July 18, 2025
CUSIP / ISIN:	17333HWJ9 / US17333HWJ93

February 2025	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date or the securities are automatically redeemed as well as your payment at maturity. These events, including market disruption events and other events affecting the underlyings, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF,” and not in this pricing supplement (except as set forth in the next paragraphs). The accompanying underlying supplement contains important disclosures regarding the underlyings that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of an underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of an underlying are its shares that are traded on a U.S. national securities exchange. Please see the accompanying product supplement for more information.

Dilution and Reorganization Adjustments. The initial underlying value, the coupon barrier value and the final buffer value for each underlying are each a “Relevant Value” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial underlying value, the coupon barrier value and the final buffer value for each underlying are each subject to adjustment upon the occurrence of any of the events described in that section.

Postponement of the Final Valuation Date; Postponement of the Maturity Date. If the scheduled final valuation date is not a scheduled trading day with respect to an underlying, the final valuation date will be postponed to the next succeeding scheduled trading day with respect to that underlying. In addition, if a market disruption event occurs with respect to an underlying on the scheduled final valuation date, the calculation agent may, but is not required to, postpone the final valuation date to the next succeeding scheduled trading day for that underlying on which a market disruption event does not occur with respect to that underlying. However, in no event will the final valuation date for an underlying be postponed more than five scheduled trading days after the originally scheduled final valuation date as a result of a market disruption event occurring on the scheduled final valuation date (as it may be postponed). The postponement of the final valuation date for one underlying will not result in the postponement of the final valuation date for any other underlying. If the final valuation date is postponed for an underlying so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be postponed to the third business day after the last final valuation date for an underlying as postponed. The provisions in this paragraph supersede the related provisions in the accompanying product supplement to the extent the provisions in this paragraph are inconsistent with those provisions. The terms “scheduled trading day” and “market disruption event” are defined in the accompanying product supplement. Each interim valuation date is subject to postponement on the terms set forth with respect to valuation dates in the accompanying product supplement.

February 2025	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

Hypothetical Examples

The table below illustrates various hypothetical payments on the securities at maturity for a range of hypothetical final underlying values of the worst performing underlying with respect to the final valuation date, assuming the securities are not automatically redeemed.  The outcomes illustrated in the table are not exhaustive, and the actual payment at maturity you receive on the securities may differ from any example illustrated below.

The table and examples that follow are based on the following hypothetical values and assumptions in order to illustrate how the securities work and do not reflect the actual initial underlying values, coupon barrier values or final buffer values. For the actual initial underlying value, coupon barrier value and final buffer value of each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payments on the securities will be calculated based on the actual initial underlying value, coupon barrier value and final buffer value of each underlying, and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.

Underlying	Hypothetical initial underlying value	Hypothetical coupon barrier value	Hypothetical final buffer value
Consumer Discretionary Select Sector SPDR® Fund	$100.00	$80.00 (80.00% of its hypothetical initial underlying value)	$80.00 (80.00% of its hypothetical initial underlying value)
SPDR® S&P® Regional Banking ETF	$100.00	$80.00 (80.00% of its hypothetical initial underlying value)	$80.00 (80.00% of its hypothetical initial underlying value)
Technology Select Sector SPDR® Fund	$100.00	$80.00 (80.00% of its hypothetical initial underlying value)	$80.00 (80.00% of its hypothetical initial underlying value)

Maturity Date
Hypothetical final underlying value of worst performing underlying(1)	Hypothetical percentage change from initial underlying value to final underlying value	Hypothetical cash amount you receive at maturity per security(2)
$150.00	50.00%	$1,008.542
$140.00	40.00%	$1,008.542
$130.00	30.00%	$1,008.542
$120.00	20.00%	$1,008.542
$110.00	10.00%	$1,008.542
$100.00	0.00%	$1,008.542
$90.00	-10.00%	$1,008.542
$80.00	-20.00%	$1,008.542
$79.99	-20.01%	$999.875
$70.00	-30.00%	$875.000
$60.00	-40.00%	$750.000
$50.00	-50.00%	$625.000
$40.00	-60.00%	$500.000
$30.00	-70.00%	$375.000
$20.00	-80.00%	$250.000
$10.00	-90.00%	$125.000
$0.00	-100.00%	$0.000

(1)	The final underlying value of the worst performing underlying is equal to its closing value on the final valuation date. You will be repaid the stated principal amount of your securities if, and only if, the final underlying value of the worst performing underlying is greater than or equal to its final buffer value.

(2)	You will receive a contingent coupon payment at maturity if, and only if, the final underlying value of the worst performing underlying is greater than or equal to its coupon barrier value.

February 2025	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

Hypothetical Examples of Contingent Coupon Payments and any Payment upon Automatic Early Redemption Following a Valuation Date that is also a Potential Autocall Date

The three hypothetical examples below illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically redeemed following a hypothetical valuation date that is also a potential autocall date, assuming that the closing values of the underlyings on the hypothetical valuation date are as indicated below.

	Hypothetical closing value of the Consumer Discretionary Select Sector SPDR® Fund on hypothetical valuation date	Hypothetical closing value of the SPDR® S&P® Regional Banking ETF on hypothetical valuation date	Hypothetical closing value of the Technology Select Sector SPDR® Fund on hypothetical valuation date	Hypothetical payment per $1,000 security on related contingent coupon payment date
Example 1 Hypothetical Valuation Date	$95 (underlying return = ($95 - $100) / $100 = -5%)	$115 (underlying return = ($115 - $100) / $100 = 15%)	$120 (underlying return = ($120 - $100) / $100 = 20%)	$8.542 (contingent coupon is paid; securities not redeemed)
Example 2 Hypothetical Valuation Date	$130 (underlying return = ($130 - $100) / $100 = 30%)	$45 (underlying return = ($45 - $100) / $100 = -55%)	$80 (underlying return = ($80 - $100) / $100 = -20%)	$0.00 (no contingent coupon; securities not redeemed)
Example 3 Hypothetical Valuation Date	$150 (underlying return = ($150 - $100) / $100 = 50%)	$110 (underlying return = ($110 - $100) / $100 = 10%)	$105 (underlying return = ($105 - $100) / $100 = 5%)	$1,008.542 (contingent coupon is paid; securities redeemed)

Example 1: On the hypothetical valuation date, the Consumer Discretionary Select Sector SPDR® Fund has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than its coupon barrier value but less than its initial underlying value. As a result, investors in the securities would receive the contingent coupon payment on the related contingent coupon payment date and the securities would not be automatically redeemed.

Example 2: On the hypothetical valuation date, the SPDR® S&P® Regional Banking ETF has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is less than its coupon barrier value. As a result, investors would not receive any payment on the related contingent coupon payment date and the securities would not be automatically redeemed.

Investors in the securities will not receive a contingent coupon on the contingent coupon payment date following a valuation date if the closing value of the worst performing underlying on that valuation date is less than its coupon barrier value.

Example 3: On the hypothetical valuation date, the Technology Select Sector SPDR® Fund has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than both its coupon barrier value and its initial underlying value. As a result, the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment.

If the hypothetical valuation date were not also a potential autocall date, the securities would not be automatically redeemed on the related contingent coupon payment date.

February 2025	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

Hypothetical Examples of the Payment at Maturity on the Securities

The next three hypothetical examples illustrate the calculation of the payment at maturity on the securities, assuming that the securities have not been earlier automatically redeemed and that the final underlying values of the underlyings are as indicated below.

	Hypothetical final underlying value of the Consumer Discretionary Select Sector SPDR® Fund	Hypothetical final underlying value of the SPDR® S&P® Regional Banking ETF	Hypothetical final underlying value of the Technology Select Sector SPDR® Fund	Hypothetical payment at maturity per $1,000 security
Example 4	$120 (underlying return = ($120 - $100) / $100 = 20%)	$140 (underlying return = ($140 - $100) / $100 = 40%)	$135 (underlying return = ($135 - $100) / $100 = 35%)	$1,008.542 (contingent coupon is paid)
Example 5	$105 (underlying return = ($105 - $100) / $100 = 5%)	$50 (underlying return = ($50 - $100) / $100 = -50%)	$70 (underlying return = ($70 - $100) / $100 = -30%)	$625.00
Example 6	$60 (underlying return = ($60 - $100) / $100 = -40%)	$95 (underlying return = ($95 - $100) / $100 = -5%)	$20 (underlying return = ($20 - $100) / $100 = -80%)	$250.00

Example 4: On the final valuation date, the Consumer Discretionary Select Sector SPDR® Fund has the lowest underlying return and, therefore, is the worst performing underlying with respect to the final valuation date. In this scenario, the final underlying value of the worst performing underlying is greater than its final buffer value. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment due at maturity, but you would not participate in the appreciation of any of the underlyings.

Example 5: On the final valuation date, the SPDR® S&P® Regional Banking ETF has the lowest underlying return and, therefore, is the worst performing underlying with respect to the final valuation date. In this scenario, the final underlying value of the worst performing underlying is less than its final buffer value. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + [$1,000 × the buffer rate × (the underlying return of the worst performing underlying + the buffer amount)]

= $1,000 + [$1,000 × 1.25 × (-50% + 20%)]

= $1,000 + [$1,000 × 1.25 × (-30%)]

= $1,000 + -$375.00

= $625.00

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. Because the final underlying value of the worst performing underlying is less than its final buffer value, you will lose more than 1% of the stated principal amount of your securities for every 1% by which the final underlying value has declined beyond the buffer amount. In addition, because the final underlying value of the worst performing underlying is below its coupon barrier value, you would not receive any contingent coupon payment at maturity.

Example 6: On the final valuation date, the Technology Select Sector SPDR® Fund has the lowest underlying return and, therefore, is the worst performing underlying with respect to the final valuation date. In this scenario, the final underlying value of the worst performing underlying is less than its final buffer value. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + [$1,000 × the buffer rate × (the underlying return of the worst performing underlying + the buffer amount)]

= $1,000 + [$1,000 × 1.25 × (-80% + 20%)]

= $1,000 + [$1,000 × 1.25 × (-60%)]

= $1,000 + -$750.00

= $250.00

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. Because the final underlying value of the worst performing underlying is less than its final buffer value, you will lose more than 1% of the stated principal

February 2025	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

amount of your securities for every 1% by which the final underlying value of the worst performing underlying has declined beyond the buffer amount. A comparison of this example with the previous example illustrates the diminishing benefit of the buffer the greater the depreciation of the worst performing underlying. In addition, because the final underlying value of the worst performing underlying is below its coupon barrier value, you would not receive any contingent coupon payment at maturity.

It is possible that the relevant underlying value of the worst performing underlying with respect to each valuation date will be less than its coupon barrier value and less than its final buffer value on the final valuation date, such that you will not receive any contingent coupon payments over the term of the securities and will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.

February 2025	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final underlying value of the worst performing underlying with respect to the final valuation date. If the final underlying value of the worst performing underlying is less than its final buffer value, you will lose more than 1% of the stated principal amount of the securities for every 1% by which the final underlying value of the worst performing underlying has declined beyond the buffer amount. You should understand that any decline in the final underlying value of the worst performing underlying beyond the buffer amount will result in a magnified loss to your investment by the buffer rate, which will progressively offset any protection that the buffer amount would offer. The lower the final underlying value of the worst performing underlying, the less benefit you will receive from the buffer. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The initial underlying values, set on the strike date, may be higher than the closing values of the underlyings on the pricing date. If the closing values of the underlyings on the pricing date are less than the initial underlying values set on the strike date, the terms of the securities may be less favorable to you than the terms of an alternative investment that may be available to you that offers a similar payout as the securities but with the initial underlying values set on the pricing date.

▪	The initial underlying values have been determined at the discretion of CGMI, as the calculation agent. The initial underlying values are intraday values of the underlyings on the strike date, as determined by the calculation agent in its sole discretion, and are not based on the closing values of the underlyings on the strike date or pricing date. The initial underlying values may be higher or lower than the actual closing values of the underlyings on the strike date or pricing date. Although the calculation agent has determined the initial underlying values in good faith, the discretion exercised by the calculation agent in determining the initial underlying values could have an impact (positive or negative) on the value of your securities. The calculation agent is under no obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of your securities, including the determination of the initial underlying values.

▪	You will not receive any contingent coupon payment on any contingent coupon payment date for which the relevant underlying value of the worst performing underlying with respect to that valuation date is less than its coupon barrier value. A contingent coupon payment will be made on a contingent coupon payment date if and only if the relevant underlying value of the worst performing underlying with respect to the related valuation date is greater than or equal to its coupon barrier value. If the relevant underlying value of the worst performing underlying with respect to a valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the relevant underlying value of the worst performing underlying with respect to each valuation date is below its coupon barrier value, you will not receive any contingent coupon payments over the term of the securities.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risks that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates, the securities will not be automatically redeemed and the amount you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of, and correlation between, the closing values of the underlyings are important factors affecting these risks. Greater expected volatility of, and lower expected correlation between, the closing values of the underlyings as of the strike date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the strike date that the relevant underlying value of the worst performing underlying with respect to one or more valuation dates will be less than its coupon barrier value, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that the final underlying value of the worst performing underlying will be less than its final buffer value, such that you will not be repaid the stated principal amount of your securities at maturity.

▪	The securities are subject to heightened risk because they have multiple underlyings. The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

February 2025	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025
▪	The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

▪	You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

▪	You will be subject to risks relating to the relationship between the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that their closing values tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying.

▪	The securities may be automatically redeemed prior to maturity, limiting your opportunity to receive contingent coupon payments. The securities will be automatically redeemed prior to maturity if the closing value of the worst performing underlying on any potential autocall date is greater than or equal to its initial underlying value. Thus, the term of the securities may be limited to as short as approximately two months. If the securities are automatically redeemed prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the worst performing underlying, but no upside exposure to any underlying. You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on any underlying over the term of the securities. In addition, as an investor in the securities, you will not receive any dividends or other distributions or have any other rights with respect to any of the underlyings.

▪	The performance of the securities will depend on the closing values of the underlyings solely on the valuation dates, which makes the securities particularly sensitive to the volatility in the closing values of the underlyings on or near the valuation dates. Whether the contingent coupon will be paid on any given contingent coupon payment date and whether the securities will be automatically redeemed prior to maturity will depend on the closing values of the underlyings solely on the applicable valuation dates, regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not automatically redeemed, the amount you receive at maturity will depend solely on the closing value of the worst performing underlying with respect to the final valuation date, and not on any other days during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. You should understand that the closing value of each underlying has historically been highly volatile.

▪	Your payment at maturity depends on the closing value of the worst performing underlying on a single day. Because your payment at maturity depends on the closing value of the worst performing underlying solely on the final valuation date, you are subject to the risk that the closing value of the worst performing underlying on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the worst performing underlying that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing values of the worst performing underlying, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the

February 2025	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

securities on a daily basis.  Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all.  CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason.  If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity.  Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the placement fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

February 2025	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025
▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The Consumer Discretionary Select Sector SPDR® Fund is subject to risks associated with the consumer discretionary sector. All or substantially all of the equity securities held by the Consumer Discretionary Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the consumer discretionary sector, including the following industries: retail (specialty, multiline, internet and direct marketing); hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; leisure products; and diversified consumer services. The Consumer Discretionary Select Sector SPDR® Fund is concentrated in the consumer discretionary sector, which means the Consumer Discretionary Select Sector SPDR® Fund will be more affected by the performance of the consumer discretionary sector than a fund or index that was more diversified.

Market or economic factors impacting consumer discretionary companies and companies that rely heavily on Consumer Discretionary advances could have a major effect on the value of the Consumer Discretionary Select Sector SPDR® Fund. The success of consumer product manufacturers and retailers is tied closely to the performance of the overall domestic and international economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products and services in the marketplace.

The factors described above affect the consumer discretionary sector generally and could affect the value of the securities held by the Consumer Discretionary Select Sector SPDR® Fund and thus the value of the Consumer Discretionary Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	The index tracked by the Consumer Discretionary Select Sector SPDR® Fund underwent a significant change in September 2018 and, as a result, the index tracked by the Consumer Discretionary Select Sector SPDR® Fund will differ in important ways from the index tracked by the Consumer Discretionary Select Sector SPDR® Fund in the past. The Consumer Discretionary Select Sector SPDR® Fund seeks to track the Consumer Discretionary Select Sector Index. S&P Dow Jones Indices LLC announced that, in September 2018 (the “rebalance date”), the Consumer Discretionary Select Sector Index would be reconstituted by eliminating the stocks of the media industry group and certain companies from the internet & direct marketing retail sub-industry (“communication services stocks”). The Consumer Discretionary Select Sector SPDR® Fund implemented corresponding changes to its portfolio by divesting communication services stocks representing nearly 25% of the net asset value of the Consumer Discretionary Select Sector SPDR® Fund. As a result, the Consumer Discretionary Select Sector SPDR® Fund no longer holds any communication services stocks. Consequently, the Consumer Discretionary Select Sector SPDR® Fund is less diversified and is more concentrated in the consumer discretionary sector than it was before this change to its portfolio.

After the rebalance date, the Consumer Discretionary Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date.  When evaluating the historical performance of the Consumer Discretionary Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Consumer Discretionary Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward. The historical performance of the Consumer Discretionary Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Consumer Discretionary Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the Consumer Discretionary Select Sector SPDR® Fund described above represent a significant change in the nature of the Consumer Discretionary Select Sector SPDR® Fund. We cannot predict what effect these changes may have on the performance of the Consumer Discretionary Select Sector SPDR® Fund. It is possible that these changes could adversely affect the performance of the Consumer Discretionary Select Sector SPDR® Fund and, in turn, your return on the securities.

▪	The SPDR® S&P® Regional Banking ETF is subject to concentrated risks associated with the banking industry. All or substantially all of the equity securities held by the SPDR® S&P® Regional Banking ETF are issued by companies whose primary line of business is directly associated with the banking industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

The performance of bank stocks may be affected by extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact banking companies. Banks may also be subject to severe price competition. Competition among banking companies is high and failure to maintain or increase market share may result in lost market share.

These factors could affect the banking industry and could affect the value of the equity securities held by the SPDR® S&P® Regional Banking ETF and the price of the SPDR® S&P® Regional Banking ETF during the term of the securities, which may adversely affect the value of your securities.

February 2025	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025
▪	The Technology Select Sector SPDR® Fund is subject to risks associated with the technology sector. All or substantially all of the equity securities held by the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector, including the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The Technology Select Sector SPDR® Fund is concentrated in the technology sector, which means the Technology Select Sector SPDR® Fund will be more affected by the performance of the technology sector than a fund or index that was more diversified.

Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the Technology Select Sector SPDR® Fund. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

The factors described above affect the technology sector generally and could affect the value of the securities held by the Technology Select Sector SPDR® Fund and thus the value of the Technology Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	The index tracked by the Technology Select Sector SPDR® Fund underwent a significant change in September 2018 and, as a result, the index tracked by the Technology Select Sector SPDR® Fund will differ in important ways from the index tracked by the Technology Select Sector SPDR® Fund in the past. The Technology Select Sector SPDR® Fund seeks to track the Technology Select Sector Index. S&P Dow Jones Indices LLC announced that, in September 2018 (the “rebalance date”), the Technology Select Sector Index would be reconstituted by eliminating the stocks of the telecommunication services industry group, the internet software & services sub-industry, the home entertainment software sub-industry and companies operating online marketplaces for consumer products and services (“communication services stocks”). The Technology Select Sector SPDR® Fund implemented corresponding changes to its portfolio by divesting communication services stocks representing nearly 25% of the net asset value of the Technology Select Sector SPDR® Fund. As a result, the Technology Select Sector SPDR® Fund no longer holds any communication services stocks. Consequently, the Technology Select Sector SPDR® Fund is less diversified and is more concentrated in the information technology sector than it was before this change to its portfolio.

After the rebalance date, the Technology Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date. When evaluating the historical performance of the Technology Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Technology Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward.  The historical performance of the Technology Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Technology Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the Technology Select Sector SPDR® Fund described above represent a significant change in the nature of the Technology Select Sector SPDR® Fund. We cannot predict what effect these changes may have on the performance of the Technology Select Sector SPDR® Fund. It is possible that these changes could adversely affect the performance of the Technology Select Sector SPDR® Fund and, in turn, your return on the securities.

▪	Our offering of the securities does not constitute a recommendation of any underlying by CGMI or its affiliates or by the placement agents or their affiliates. The fact that we are offering the securities does not mean that we believe, or that the placement agents or their affiliates believe, that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we and the placement agents are part of global financial institutions, our affiliates and the placement agents and their affiliates may have positions (including short positions) in the stocks that constitute the underlyings or in instruments related to the underlyings or such stocks over the term of the securities, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or the placement agents or their affiliates may affect the value of the underlyings in a way that has a negative impact on your interests as a holder of the securities.

▪	The closing values of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates and the placement agents and their affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or the placement agents or their affiliates while the value of the securities declines.

February 2025	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025
▪	We and our affiliates or the placement agents or their affiliates may have economic interests that are adverse to yours as a result of our affiliates’ or their business activities. Our affiliates or the placement agents or their affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or the placement agents or their affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates or the placement agents or their affiliates may acquire non-public information, which will not be disclosed to you.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	Even if an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If an underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of an underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

▪	The securities may become linked to an underlying other than an original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares of that original underlying. For example, if an underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	The value and performance of the underlying shares of an underlying may not completely track the performance of the underlying index that the underlying seeks to track or the net asset value per share of the underlying. Each underlying does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index. In addition, the performance of an underlying will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of an underlying and its underlying index. In addition, corporate actions with respect to the equity securities held by an underlying (such as mergers and spin-offs) may impact the variance between the performance of an underlying and its underlying index. Finally, because the underlying shares are traded on an exchange and are subject to market supply and investor demand, the closing value of an underlying may differ from the net asset value per share of an underlying.

During periods of market volatility, securities included in an underlying’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of an underlying and the liquidity of an underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of an underlying. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the underlying shares. As a result, under these circumstances, the closing value of an underlying may vary substantially from the net asset value per share of an underlying. For all of the foregoing reasons, the performance of an underlying may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

▪	Changes that affect the underlyings may affect the value of your securities. The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the

February 2025	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

underlyings. We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%.  To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

February 2025	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

Information About the Consumer Discretionary Select Sector SPDR® Fund

The Consumer Discretionary Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Consumer Discretionary Select Sector Index. The Consumer Discretionary Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development and production of consumer discretionary products. The Consumer Discretionary Select Sector Index includes companies in the following industries: (i) retail (specialty, broadline and distributors), (ii) hotels,  restaurants and leisure, (iii) textiles, apparel and luxury goods, (iv) household durables, (v) automobiles, (vi) auto components, (vii) leisure products and (viii) diversified consumer services. The Consumer Discretionary Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Consumer Discretionary Select Sector SPDR® Fund.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Consumer Discretionary Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLY.”

Please refer to the section “Fund Descriptions— The Select Sector SPDR® Funds” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Consumer Discretionary Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Consumer Discretionary Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Consumer Discretionary Select Sector SPDR® Fund. We make no representation as to the performance of the Consumer Discretionary Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Consumer Discretionary Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Consumer Discretionary Select Sector SPDR® Fund on February 13, 2025 was $227.10.

The graph below shows the closing value of the Consumer Discretionary Select Sector SPDR® Fund for each day such value was available from January 2, 2015 to February 13, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Consumer Discretionary Select Sector SPDR® Fund – Historical Closing Values* January 2, 2015 to February 13, 2025

*The red line indicates the coupon barrier value and final buffer value of $179.679, equal to 80.00% of the initial underlying value.

February 2025	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

Information About the SPDR® S&P® Regional Banking ETF

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the performance of the S&P® Regional Banks Select Industry™ Index. The S&P® Regional Banks Select IndustryTM Index is designed to measure the performance of the GICS® regional banks sub-industry of the S&P Total Market Index. The SPDR® S&P® Regional Banking ETF is managed by SSGA Funds Management Inc. (“SSGA FM”), an investment advisor to the SPDR® S&P® Regional Banking ETF, and the SPDR® Series Trust, a registered investment company. The SPDR® Series Trust consists of numerous separate investment portfolios, including the SPDR® S&P® Regional Banking ETF.

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the SPDR® S&P® Regional Banking ETF trade on the NYSE Arca under the ticker symbol “KRE.”

Please refer to the section “Fund Descriptions— The SPDR® S&P® Industry ETFs” in the accompanying underlying supplement for additional information.

We have derived all information regarding the SPDR® S&P® Regional Banking ETF from publicly available information and have not independently verified any information regarding the SPDR® S&P® Regional Banking ETF. This pricing supplement relates only to the securities and not to the SPDR® S&P® Regional Banking ETF. We make no representation as to the performance of the SPDR® S&P® Regional Banking ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the SPDR® S&P® Regional Banking ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the SPDR® S&P® Regional Banking ETF on February 13, 2025 was $63.69.

The graph below shows the closing value of the SPDR® S&P® Regional Banking ETF for each day such value was available from January 2, 2015 to February 13, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

SPDR® S&P® Regional Banking ETF – Historical Closing Values* January 2, 2015 to February 13, 2025

*The red line indicates the coupon barrier value and final buffer value of $50.913, equal to 80.00% of the initial underlying value.

February 2025	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

Information About the Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Technology Select Sector Index. The Technology Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the information technology sector. The Technology Select Sector Index includes companies in the following industries: (i) technology hardware, storage and peripherals, (ii) software, (iii) communications equipment, (iv) semiconductors and semiconductor equipment, (v) IT services and (vi) electronic equipment, instruments and components. Prior to September 2018, the Technology Select Sector Index also included companies in the communication services sector in the following three industries: (i) media, (ii) entertainment, (iii) and interactive media & services. The Technology Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Technology Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLK.”

Please refer to the section “Fund Descriptions— The Select Sector SPDR® Funds” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Technology Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Technology Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Technology Select Sector SPDR® Fund. We make no representation as to the performance of the Technology Select Sector SPDR® Fund over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Technology Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Technology Select Sector SPDR® Fund on February 13, 2025 was $239.16.

The graph below shows the closing value of the Technology Select Sector SPDR® Fund for each day such price was available from January 2, 2015 to February 13, 2025. We obtained the closing prices from Bloomberg L.P., without independent verification. The closing prices and other information below may be adjusted by Bloomberg, L.P. for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. You should not take historical closing values as an indication of future performance.

Technology Select Sector SPDR® Fund – Historical Closing Prices* January 2, 2015 to February 11, 2025

*The red line indicates the coupon barrier value and final buffer value of $188.450, equal to 80.00% of the initial underlying value.

February 2025	PS-17

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities.  In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.  Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be short-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold.  In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).  However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

February 2025	PS-18

Citigroup Global Markets Holdings Inc.
Autocallable Phoenix Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the Technology Select Sector SPDR® Fund Due August , 2025

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $2.50 for each security sold in this offering. The amount of the underwriting fee to CGMI will be equal to the placement fee paid to the placement agents. J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $2.50 for each security they sell in this offering to accounts other than fiduciary accounts. CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus. For the avoidance of doubt, the fees and commissions described on the cover of this pricing supplement will not be rebated or subject to amortization if the securities are automatically redeemed.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

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February 2025	PS-19